Exhibit 4.3

SECURITY AGREEMENT

dated as of

March 27, 2018

among

THE GRANTORS IDENTIFIED HEREIN

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Collateral Agent

TABLE OF CONTENTS

		PAGE
ARTICLE 1 DEFINITIONS

Section 1.01.	Securities Purchase Agreement	1
Section 1.02.	Other Defined Terms	1
Section 1.03.	[Intercreditor and Subordination Agreement	4
Section 1.04.	Senior Credit Agreement	4

ARTICLE 2
PLEDGE OF SECURITIES

Section 2.01.	Pledge	5
Section 2.02.	Delivery of the Pledged Securities	5
Section 2.03.	Representations, Warranties and Covenants	6
Section 2.04.	Certification of Limited Liability Company and Limited Partnership Interest	8
Section 2.05.	Registration in Nominee Name; Denominations	9
Section 2.06.	Voting Rights; Dividends and Interest	9

ARTICLE 3
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.	Security Interest	11
Section 3.02.	Representations and Warranties	13
Section 3.03.	Covenants	14

ARTICLE 4
REMEDIES

Section 4.01.	Remedies Upon Default	17
Section 4.02.	Application of Proceeds	18
Section 4.03.	Grant of License to Use Intellectual Property	19
Section 4.04.	Effect of Securities Laws	19
Section 4.05.	Deficiency	20
Section 4.06.	FCC Authorizations; Related Collateral	20

ARTICLE 5
SUBORDINATION

Section 5.01.	Subordination	20

ARTICLE 6
MISCELLANEOUS

i

Section 6.01.	Notices	21
Section 6.02.	Waivers; Amendment	21
Section 6.03.	Collateral Agent’s Fees and Expenses; Indemnification	21
Section 6.04.	Successors and Assigns	22
Section 6.05.	Survival of Agreement	22
Section 6.06.	Counterparts; Effectiveness; Several Agreement	22
Section 6.07.	Severability	22
Section 6.08.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	22
Section 6.09.	Headings	23
Section 6.10.	Security Interest Absolute	23
Section 6.11.	Termination, Release or Subordination	23
Section 6.12.	Additional Grantors	24
Section 6.13.	Collateral Agent Appointed Attorney-in-Fact	24
Section 6.14.	General Authority of the Collateral Agent	25
Section 6.15.	Reasonable Care	25
Section 6.16.	Delegation; Limitation	25
Section 6.17.	Reinstatement	25

Schedules
Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims

Exhibits
Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

ii

SECURITY AGREEMENT dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Agreement”), by and among the Grantors (as defined below) and Cortland Capital Market Services LLC, as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

Reference is made to the Securities Purchase Agreement dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “SPA”), among Global Eagle Entertainment Inc., a Delaware corporation (the “Issuer”) and each purchaser from time to time party thereto (collectively, the “Purchasers”). The Purchasers have agreed to purchase certain Notes issued by the Company subject to the terms and conditions set forth in the SPA. The obligations of the Purchasers to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties (as defined below) are affiliates of the Issuer, will derive substantial benefits from the purchase of Notes by the Purchaser pursuant to the SPA, and are willing to execute and deliver this Agreement in order to induce the Purchasers to purchase such Notes. It is acknowledged and agreed by all parties hereto that this Agreement is executed and effective on and from the Closing Date. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Securities Purchase Agreement.

(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the SPA. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b)    The rules of construction specified in Article 1 (including Sections 1.1 through 1.5) of the SPA also apply to this Agreement.

Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“CFC Holding Company” means a Domestic Subsidiary of the Issuer that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are Controlled Foreign Corporations.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Commercial Tort Claims” has the meaning specified in Article 9 of the UCC.

“Controlled Foreign Corporation” means a Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Copyright License” means any written agreement, now or hereafter in effect, granting any use right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any use right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright Laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Enforcement Qualifications” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Excluded Assets” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Excluded Subsidiary” has the meaning given to such term in the Senior Credit Agreement.

“First Lien Administrative Agent” means Citibank N.A., in its capacity as “administrative agent” for the Senior Lenders under the Senior Credit Agreement (together with any successor is such capacity).

“First Lien Security Agreement” means that certain security agreement, dated as of January 6, 2017 among the Issuer, the other grantors party thereto from time to time, Citibank, N.A., as Administrative Agent, as amended, restated, amended and restated, supplemented and otherwise modified from time to time.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Issuer, each Guarantor that is a party hereto, and each Guarantor that is a Domestic Subsidiary that becomes a party to this Agreement after the Closing Date.

“Immaterial Subsidiary” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Intellectual Property” means all intellectual property of every kind and nature throughout the world, including: (a) Patents, Copyrights, Trademarks, trade secrets, intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing and (b) renewals, extensions, supplements and continuations thereof.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Issuer” has the meaning assigned to such term in the preliminary statements to this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party; provided, that Licenses shall not include any Excluded Assets.

“Mortgaged Property” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, exists, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, exists, and all rights of any Grantor under any such agreement.

“Patents” means all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO; and (b) all reissues, continuations, divisionals, continuations-in-part, improvements or extensions thereof, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Grantor.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC.

“Purchasers” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Registered Intellectual Property Collateral” means the Collateral consisting of United States issued Patents, United States registered Trademarks and United States registered Copyrights and, in each case, applications therefor.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Secured Parties” means Collateral Agent and the Purchasers.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“SPA” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, corporate names, fictitious business names, and other source or business identifiers, now existing or hereafter adopted or acquired and whether registered or unregistered, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof and all extensions or renewals thereof; and (b) all goodwill connected with the use of and symbolized thereby; provided, that “Trademarks” shall not include any Excluded Assets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Section 1.03.    Intercreditor and Subordination Agreement. Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

Section 1.04.    Senior Credit Agreement. Capitalized terms used in this Agreement and defined by reference to the Senior Credit Agreement have the meanings specified in the Senior Credit Agreement as in effect on the date hereof, provided that references in the Senior Credit Agreement to (i) the “Borrower” shall be deemed to mean the Issuer, (ii) the “Loan Parties” shall be deemed to mean the Note Parties and (iii) the “Loan Documents” shall be deemed to mean the Note Documents.

ARTICLE 2

PLEDGE OF SECURITIES

Section 2.01.    Pledge. As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each of the Grantors hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire right, title or interest:

(i)    all Equity Interests held by it, including without limitation, the Equity Interests which are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates (if any) representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Excluded Assets or (B) for the avoidance of doubt, Equity Interests in excess of 65% of the issued and outstanding Equity Interests of (1) any Restricted Subsidiary that is a CFC Holding Company and (2) any Restricted Subsidiary that is a wholly owned Foreign Subsidiary that is directly owned by the Issuer or by any Subsidiary Guarantor;

(ii)    (A) all debt securities owned by it, including without limitation, the debt securities which are listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”);

(iii)    all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Agreement;

(iv)    subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v)    subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi)    all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, neither “Pledged Collateral” nor any defined term used therein shall include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.    Delivery of the Pledged Securities.

(a)    As of the Closing Date, each Grantor has delivered or caused to be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, any and all Pledged Equity evidenced by a certificate and, to the extent required to be delivered pursuant to Section 2.02(b) below, any and all Pledged Debt; provided that no Grantor shall be required to take any action to perfect the interest of the Secured Parties in the Pledged Equity of Foreign Subsidiaries that are Immaterial Subsidiaries, including but not limited to delivering any pledges under the laws of any non-U.S. jurisdiction and delivering or causing to be delivered any certificates evidencing such Pledged Equity. Each Grantor agrees promptly (but in any event within 10 Business Days after receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, any and all Pledged Equity acquired after the Closing Date that is evidenced by a certificate and, to the extent required to be delivered pursuant to Section 2.02(b), any and all Pledged Debt acquired after the Closing Date.

(b)    Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)    Upon delivery to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), any Pledged Securities shall be accompanied by stock or security powers, endorsements or allonges duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent (other than instruments or documents requiring actions in any non-U.S. jurisdiction related to Equity Interests of Foreign Subsidiaries). Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d)    No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

Section 2.03.    Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)    As of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b)    the Pledged Equity issued by the Issuer or a wholly-owned Restricted Subsidiary have been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable (if applicable);

(c)    except for the security interests granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the SPA, the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II to be owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens permitted pursuant to Section 8.2 of the SPA, and (iii) if reasonably requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)    as of the Closing Date, except for restrictions and limitations (i) imposed or permitted by the Note Documents, Contractual Obligations permitted pursuant to Section 8.8 of the SPA, or securities laws generally, (ii) imposed by the Communications Act with respect to any proposed transfer of control or assignment of a FCC Authorization, and (iii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons (but not entered into in contemplation thereof), the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that could reasonably be expected to prohibit, impair, delay or otherwise affect, in each case, in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)    the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate action or other organizational action;

(f)    no approval, consent, exemption, authorization or other action, filing, notice or registration is necessary to ensure the validity of the pledge effected hereby, except for (i) approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(g)    by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Equity to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) has a legal, valid and perfected second-priority lien upon and security interest in such Pledged Equity as security for the payment and performance of the Note Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 8.2 of the SPA and the Enforcement Qualifications;

(h)    by virtue of (i) the filing of UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office, in each case, as required by the Collateral and Guarantee Requirement and Section 7.10 of the SPA and (ii) delivery of the Pledged Debt to and continued possession of the Pledged Debt by the

Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) has a legal, valid and perfected security interest in respect of all Collateral in which the Security Interest in the Pledged Debt may be perfected by filing or recording in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or by possession of the Pledged Debt (subject, in each case, to the Enforcement Qualifications); and

(i)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights set forth herein of the Collateral Agent in the Pledged Collateral.

Subject to the terms of this Agreement and the Intercreditor and Subordination Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the SPA excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04.    Certification of Limited Liability Company and Limited Partnership Interest. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity is, or shall be, represented by a certificate unless the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC; provided that, (x) regardless of whether such Pledged Equity is a “security” within the meaning of Article 8 of the UCC, any and all certificates evidencing such Pledged Equity shall be delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement) in accordance with Section 2.02 and (y) the certification of the Equity Interests of each of N44 HQ, LLC, Emerging Markets Communications, LLC and EMC Satcom Technologies, LLC shall not be deemed to violate this Section 2.04 so long as any and all certificates evidencing such Equity Interests are delivered to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement) in accordance with Section 2.02(a) hereof and the applicable Grantor shall have fulfilled all other requirements under Section 2.02 hereof applicable in respect thereof. If any limited liability company or limited partnership controlled by any Grantor, the interest of which is pledged under Section 2.01, includes in its limited liability company agreement or partnership agreement that any interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC, the applicable Grantor shall promptly certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is an “uncertificated security” as defined under Article 8 of the UCC, each Grantor shall not permit any issuer of such uncertificated securities (other than (x) an uncertificated security credited on the books of a

Clearing Corporation or Securities Intermediary and (y) an uncertificated security issued by a Person that is not a Restricted Subsidiary of the Issuer) to (i) enter into any agreement with any Person, other than the Collateral Agent, whereby such issuer effectively delivers “control” of such uncertificated securities under the UCC to such Person, or (ii) allow such uncertificated securities to become “certificated securities”, as defined under Article 8 of the UCC, unless such Grantor complies with the procedures set forth in this Section 2.04.

Section 2.05.    Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Issuer two (2) Business Days prior written notice of its intent to exercise such rights, subject to the provisions of the Intercreditor and Subordination Agreement, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) to the extent permitted by the documentation governing such Pledged Equity, the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 2.06.    Voting Rights; Dividends and Interest.

(a)    Subject to the provisions of the Intercreditor and Subordination Agreement, unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided two (2) Business Days prior written notice to the Issuer that the rights of the Grantor under this Section 2.06 are being suspended:

(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall not exercise such rights in violation of this Agreement, the SPA and the other Note Documents.

(ii)    The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the SPA, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, for the benefit of the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the SPA in accordance with this Section 2.06(a)(iii).

(b)    Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Issuer of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 2.06 and that remain in such account.

(c)    Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Issuer with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Requisite Purchasers, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the Issuer would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d)    In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing, and after having provided required notice to Issuer of its desire to exercise its rights hereunder, and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.13 herein in accordance with the terms thereof.

(e)    Any notice given by the Collateral Agent to the Issuer under Section 2.05 or this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(f)    Notwithstanding anything to the contrary herein or in any other Note Document, the Collateral Agent shall not exercise voting rights under this Section 2.06 with respect to any Pledged Securities unless and until it has obtained FCC consent to any transfers of control or assignments that would result from the assumption of voting rights for such Pledged Securities (if applicable).

ARTICLE 3

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.    Security Interest.

(a)    As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)    all Accounts;

(ii)    all Chattel Paper;

(iii)    all Documents;

(iv)    all Equipment and Fixtures;

(v)    all General Intangibles;

(vi)    all Goods;

(vii)    all Instruments;

(viii)    all Inventory;

(ix)    all Investment Property;

(x)    all Letter-of-Credit Rights to the extent constituting a Supporting Obligation for other Article 9 Collateral as to which perfection of security interests in such Article 9 Collateral is accomplished solely by the filing of a UCC financing statement;

(xi)    all books and records pertaining to the Article 9 Collateral;

(xii)    all Intellectual Property and Licenses;

(xiii)    all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g); and

(xiv)    to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not constitute a grant of a security interest in any Excluded Assets and (ii) the Article 9 Collateral (nor any defined term therein) shall not include any Excluded Assets.

(b)    Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral; provided that the foregoing will not limit or otherwise affect the obligations and liabilities of the Grantors to the extent set forth herein and in the other Note Documents.

(d)    Upon three (3) Business Days prior written notice (or, with respect to filings as of the Closing Date, without any such notice) to the applicable Grantor, the Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) additional documents (including any Intellectual Property Security Agreements and/or supplements thereto) as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Registered Intellectual Property Collateral of each Grantor in which a security interest has been granted by each Grantor, and naming any Grantor as debtor and the Collateral Agent as secured party.

(e)    Notwithstanding anything to the contrary in the Note Documents, none of the Grantors shall be required, nor is the Collateral Agent authorized, (i) to perfect the Security

Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Property to the extent required by the Collateral and Guarantee Requirement, (B) filings in United States government offices with respect to Intellectual Property of Grantor as expressly required elsewhere herein, (C) delivery to the Collateral Agent (or to the First Lien Administrative Agent pursuant to the First Lien Security Agreement), to be held in its possession of all Collateral consisting of Instruments or certificated Pledged Collateral as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control,” (iii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States or any other assets, including any Intellectual Property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required), (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in Section 2.02.

Section 3.02.    Representations and Warranties. Each Grantor, jointly and severally, represents and warrants to the Collateral Agent and the Secured Parties that:

(a)    Each Grantor has good and valid rights in and title (except as otherwise permitted by the Note Documents) to (or, with respect to Licenses, a license or other permission to use) the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full organizational power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any Governmental Authority other than (i) any consent or approval that has been obtained or (ii) any consent or approval for which the lack thereof could not reasonably be expected to cause a Material Adverse Effect.

(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Issuer to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Registered Intellectual Property Collateral), in each case, as required by the Collateral and Guarantee Requirement and Section 7.10 of the SPA), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC; provided, however, that additional filings may be necessary in the USPTO and USCO to perfect the Security Interest in any Registered Intellectual Property Collateral acquired, owned, filed or developed by or on behalf of any Grantor after the date hereof.

(c)    Each Grantor represents and warrants that the Intellectual Property Security Agreements containing a description of all Registered Intellectual Property Collateral (other than, in each case, any Excluded Assets), have been delivered as of or prior to the date hereof to the Collateral Agent for recording with the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable (for the benefit of the Secured Parties) in respect of all Registered Intellectual Property Collateral to the extent required by this Agreement or the SPA. To the extent a security interest may be perfected by filing, recording or registration with the USPTO or the USCO under the U.S. Federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Registered Intellectual Property Collateral acquired, owned, filed or developed by or on behalf of any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Note Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the UCC, and (iii) subject to the filings described in Section 3.02(c), a perfected security interest in all Intellectual Property included in the Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a security agreement or analogous document with the USPTO or the USCO, as applicable. Subject to the Intercreditor and Subordination Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens permitted pursuant to Section 8.2 of the SPA.

(e)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 8.2 of the SPA. None of the Grantors has filed or consented to the filing of (i) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 8.2 of the SPA and assignments expressly permitted by the SPA.

(f)    As of the date hereof, no Grantor has any Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $5,000,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03.    Covenants.

(a)    The Issuer agrees to notify the Collateral Agent in writing (x) promptly, but in any event within five (5) Business Days following (or such longer period as the Collateral Agent may agree in its reasonable discretion), any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, or (iii) the jurisdiction of organization of any Grantor and (y) promptly, but at any event within twenty (20) Business Days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after any change in (i) the chief executive office of any Grantor or (ii) the organizational identification number of such Grantor, if any.

(b)    Subject to Section 3.01(e), each Grantor shall, at its own expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 8.2 of the SPA; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the SPA.

(c)    Subject to Section 3.01(e), each Grantor agrees, at its own expense, to promptly execute, acknowledge, deliver and cause to be filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes reasonably required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. Notwithstanding the foregoing, nothing in this Agreement or in any other Note Document shall require any Grantor to make any filings or take any other actions in any jurisdiction outside of the United States to record or perfect the Collateral Agent’s security interest in any Intellectual Property of any Grantor.

(d)    Subject to the provisions of the Intercreditor and Subordination Agreement, at its option after the occurrence and during the continuance of an Event of Default, upon five (5) Business Days’ prior written notice to the Grantors, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 8.2 of the SPA, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the SPA or any other Note Document and within a reasonable period of time after the Collateral Agent has required that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent pursuant to the terms of the SPA; provided, however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.

(e)    If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $2,500,000 to secure payment and performance of an Account, such Grantor shall promptly grant a security interest to the Collateral Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, such grant shall not constitute a grant of a security interest in any Excluded Assets. Such grant need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f)    Intellectual Property Covenants.

(i)    Other than to the extent not prohibited herein or in the SPA, or with respect to registrations and applications no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to each registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Collateral owned by such Grantor that are not Excluded Assets.

(ii)    Other than to the extent not prohibited herein or in the SPA, or with respect to registrations and applications no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any Intellectual Property owned by such Grantor, excluding Excluded Assets, may lapse, be terminated, become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii)    Other than as excluded or as not prohibited herein or in the SPA, or with respect to Patents, Copyrights or Trademarks which are no longer used by or useful to Grantors in the applicable Grantor’s business operations, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of Intellectual Property owned by such Grantor, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks owned by such Grantor, consistent with the quality of the products and services as of the Closing Date, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)    Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Note Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the SPA if such Grantor determines in its reasonable business judgment that such disposition of, discontinuance, failure to pursue, or other allowance to lapse, termination, or placement in the public domain is desirable in the conduct of its business.

(v)    Within the same delivery period as required for the delivery of the financial statements required to be delivered under Section 7.1(a) and (b) of the SPA, the Issuer shall provide a list of any Registered Intellectual Property Collateral owned by all Grantors not listed in any Intellectual Property Security Agreement previously delivered to the Collateral Agent, together with supplemental Intellectual Property Security Agreements covering all such Registered Intellectual Property Collateral duly executed by such Grantors and in proper form for recording, and shall promptly file and record such supplemental Intellectual Property Security Agreements with the USPTO or the USCO, as applicable.

(g)    Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $5,000,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall, on the date on which financial statements are delivered to the Collateral Agent pursuant to Section 7.1(a) or (b) of the SPA for the fiscal quarter in which such complaint was filed, notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE 4

REMEDIES

Section 4.01.    Remedies Upon Default. Subject to the provisions of the Intercreditor and Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, under the UCC or other applicable Law or in equity and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Note Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is commercially reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral

Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Note Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 4.02.    Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, first, to the payment of the Note Obligations then due and owing, and second, the balance, if any, to the Issuer or as otherwise required by applicable law.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be final (absent manifest error).

Section 4.03.    Grant of License to Use Intellectual Property. Subject to the provisions of the Intercreditor and Subordination Agreement, for the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at and during the continuance of such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a nonexclusive, royalty-free, limited license (exercisable until the termination or cure of the Event of Default) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor or for which such Grantor has the ability to grant sublicenses, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the termination or cure of all Events of Default (together with the Issuer’s written notice to the Collateral Agent of such termination or cure) and shall be exercised by the Collateral Agent solely in connection with the Collateral Agent’s exercise of remedies pursuant to Section 4.01 and, to the extent reasonably practicable, upon prior written notice to the Issuer, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the SPA, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that any such license and any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and enforceability of the affected Intellectual Property, including provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Note Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense under such Intellectual Property hereunder). For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

Section 4.04.    Effect of Securities Laws. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

Section 4.05.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Note Obligations and, to the extent set forth herein and in the other Note Documents, the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

Section 4.06.    FCC Authorizations; Related Collateral.

(a)    The Collateral Agent’s rights hereunder (and the rights of any receiver appointed by reason of the exercise of remedies hereunder) with respect to the FCC Authorizations and any Collateral subject to such FCC Authorizations, as applicable, are expressly subject to, and limited by any obligations and/or restrictions imposed by, the Communications Act.

(b)    Notwithstanding anything to the contrary contained in this Agreement, but without waiving or limiting any obligations of any Grantor hereunder, neither the Collateral Agent nor any receiver appointed by reason of the exercise of remedies hereunder shall control, supervise, direct, or manage, or attempt to control, supervise, direct, or manage, the business of any Grantor, in any case that would constitute or result in any assignment of any FCC Authorization or a direct or indirect transfer of control of any Grantor, or any FCC Authorization, whether de jure or de facto, if such assignment or such direct or indirect transfer of control would require, under the Communications Act, the prior approval of the FCC or any other Governmental Authority without first obtaining such approval.

(c)    Subject to the terms and conditions herein, each Grantor agrees to take any lawful action with respect to requesting and obtaining any approvals from any Governmental Authority that may be required by Law which the Collateral Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Collateral Agent and the Secured Parties by this Agreement, including, specifically, after the occurrence and during the continuance of any Event of Default and an exercise of the Collateral Agent’s remedies hereunder, such Grantor’s full cooperation in lawfully obtaining any approval of the FCC and of any other Governmental Authority that is then required under the Communications Act or any other Law for the exercise of the Collateral Agent’s remedies under this Agreement.

ARTICLE 5

SUBORDINATION

Section 5.01.    Subordination.

(a)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full of the Note Obligations (other than contingent indemnification obligations as to which no claim has been asserted). No failure on the part of the Issuer or any other Grantor to make the payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the Obligations of such Grantor hereunder.

(b)    Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after written notice from the Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full of the Note Obligations (other than contingent indemnification obligations as to which no claim has been asserted).

ARTICLE 6

MISCELLANEOUS

Section 6.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.1 of the SPA. All communications and notices hereunder to the Issuer or any other Grantor shall be given to it in care of the Issuer as provided in Section 13.1 of the SPA.

Section 6.02.    Waivers; Amendment.

(a)    No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Note Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Note to a Purchaser shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to the Collateral and Guarantee Requirement and any consent required in accordance with Section 13.8 of the SPA.

Section 6.03.    Collateral Agent’s Fees and Expenses; Indemnification.

(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 13.4 and 13.5 of the SPA.

(b)    Any such amounts payable as provided hereunder shall be additional Note Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Note Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor (including documentation reasonably supporting such request).

Section 6.04.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties here to and their respective successors and assigns.

Section 6.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, the issuance of any Notes to a Purchaser, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default at the time any Note was purchased under the SPA, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06.    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) without the prior written consent of the Collateral Agent, except to the extent permitted by the SPA. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08.    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)    The terms of Sections 13.6 and 13.7 of the SPA with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.09.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10.    Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the SPA, any other Note Document, any agreement with respect to any of the Note Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Obligations, or any other amendment or waiver of or any consent to any departure from the SPA, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Note Obligations or (d) any other circumstance that might otherwise constitute a defense (other than defense of payment or performance) available to, or a discharge of, any Grantor in respect of the Note Obligations or this Agreement.

Section 6.11.    Termination, Release or Subordination.

(a)    This Agreement (other than with respect to provisions hereof that expressly survive termination), the Security Interest and all other security interests granted hereby shall terminate with respect to all Note Obligations and any Liens arising therefrom shall be automatically released upon termination of and payment in full of all Note Obligations and the expiration or termination of all Notes issued thereunder (other than, in each case, contingent indemnification obligations as to which no claim has been asserted).

(b)    A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest and any Liens granted herein to the Collateral Agent in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by and in accordance with the terms of the SPA as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary of the Issuer or becomes an Excluded Subsidiary.

(c)    Upon any Disposition by any Grantor of any Collateral that is permitted under and in accordance with the terms of the SPA (other than a sale or transfer to another Note Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.8 of the SPA, the security interest in such Collateral shall be automatically released.

(d)    The security interest granted hereby in any Collateral shall be subordinated to another Lien permitted by Section 8.2 of the SPA (other than the Liens permitted by Section 8.2(jj) of the SPA) to be senior to the Liens securing the Note Obligations, in accordance with the terms of Section 13.19(b) of SPA, either (i) upon an election by the Collateral Agent to subordinate such security interest or (ii) in respect of Liens permitted by Sections 8.2(u), (w) (with respect to assumed Indebtedness incurred in accordance with clause (iii) of the proviso thereto), (aa) (with respect to Section 8.2(u) of the SPA) and (bb) (incurred in accordance with the proviso thereto) of the SPA, upon Issuer’s reasonable request (with Collateral Agent’s consent, not to be unreasonably withheld, delayed or conditioned).

(e)    In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.11, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or warranty by the Collateral Agent.

Section 6.12.    Additional Grantors. Pursuant to Section 7.10 of the SPA, certain additional Restricted Subsidiaries of the Grantors may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder, except to the extent obtained on or prior to such date and in full force and effect on such date. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, in each case, at any time after the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, after the occurrence and during the continuance of an Event of Default and, to the extent reasonably practicable, notice by the Collateral Agent to the applicable Grantor of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Issuer, to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Issuer, to notify, or to require the Issuer or any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) upon prior written notice to the Issuer, to otherwise communicate with any Account Debtor; (i) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (j) to make all determinations and decisions with respect to policies of insurance; (k) to obtain or maintain the policies of insurance required by Section 7.7 of the SPA or to pay any premium in whole or in part relating thereto; and (l) except as prohibited by the Communications Act as an unauthorized transfer of control, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this

Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, willful misconduct, or material breach of this Agreement or that of any of their Affiliates, directors, officers, employees, partners, advisors, counsel, agents, attorneys-in-fact or other representatives, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph shall be payable pursuant to the terms of Section 13.4 of the SPA.

Section 6.14.    General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.15.    Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 6.16.    Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.17.    Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer or other Note Party in respect of the Note Obligations is rescinded or must be otherwise restored by any holder of any of the Note Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC. GLOBAL EAGLE SERVICES, LLC
AIRLINE MEDIA PRODUCTIONS, INC.
ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.
EMC INTERMEDIATE, LLC
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC.
THE LAB AERO, INC.
ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC
EMC ACQUISITION, LLC
SCISCO PARENT, INC.
SEAMOBILE, INC.
MARITEL HOLDINGS, INC.
MARITIME TELECOMMUNICATIONS NETWORK, INC.
MTN GOVERNMENT SERVICES, INC.
MTN LICENSE CORP.
EMC-JV HOLDCO LLC, each as a Grantor

By:	/s/ Paul Rainey
	Name:	Paul Rainey
	Title:	Chief Financial Officer

[Signature Page to Security Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:	/s/ Jonathan Kirschmeier
	Name:	Jonathan Kirschmeier
	Title:	Associate Counsel

[Signature Page to Security Agreement]

EXHIBIT I TO

SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT, dated as of [            ], 201[  ] (this “Security Agreement Supplement”), made by [                    ], a [                    ] (the “Additional Grantor”), in favor of Cortland Capital Market Services LLC, as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”). Capitalized terms not defined herein shall have the meaning assigned to such terms in the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Global Eagle Entertainment Inc., a Delaware corporation, and each purchaser from time to time party thereto (collectively, the “Purchasers” and, individually, a “Purchaser”), have entered into that certain Securities Purchase Agreement, dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”);

WHEREAS, in connection with the SPA, the Issuer, certain Subsidiaries of the Issuer and the Collateral Agent have entered into that certain Security Agreement, dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the SPA requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Security Agreement Supplement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    SECURITY AGREEMENT. By executing and delivering this Security Agreement Supplement, the Additional Grantor, as provided in Section 6.12 of the Security Agreement, hereby (i) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (ii) grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Additional Grantor’s right, title and interest in, to and under all Collateral, as security for the Note Obligations. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules [    ]1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3.02 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Security Agreement Supplement) as if made on and as of such date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date.

2.    Subject to Section 3.01(e) of the Security Agreement, each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from

[1]	Refer to each Schedule which needs to be supplemented.

Exhibit I-1

time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) indicate the Collateral as “all assets of the debtor, whether now existing or hereafter arising” or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

3.    GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.    Intercreditor and Subordination Agreement. Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Security Agreement Supplement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Security Agreement Supplement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Security Agreement Supplement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit I-2

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement Supplement to be duly executed and delivered by its authorized officer as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Exhibit I-3

ANNEX 1-A

Annex 1-A to

Exhibit I

EXHIBIT II TO

SECURITY AGREEMENT

PERFECTION CERTIFICATE

(See attached)

Exhibit II

EXHIBIT III

TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 201[  ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Cortland Capital Market Services LLC, as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.	DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.	GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”); provided, that the Patent Collateral shall not include any Excluded Assets:

1.    all Patents, including those listed on Schedule A hereto,

2.    renewals, extensions and continuations thereof,

3.    income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4.    rights to sue for past, present or future infringements or violations thereof, in each case whether such Patent is owned or licensed.

Exhibit III-1

SECTION 3.	SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.	RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES PATENT AND TRADEMARK OFFICE RECORD THIS PATENT SECURITY AGREEMENT.

SECTION 5.	TERMINATION

This Agreement shall terminate and the lien on and security interest in the Patent Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Patent Collateral granted herein.

SECTION 6.	GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.	COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 8.	INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as the Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Schedule A to

Exhibit III

EXHIBIT IV

TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 201[  ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Cortland Capital Market Services LLC, as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.	DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.	GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”); provided, that the Trademark Collateral shall not include any Excluded Assets (including any Trademark applications excluded pursuant to Section 2.1 hereof):

1.     all Trademarks, including those listed on Schedule A hereto,

2.    renewals and extensions thereof,

3.    income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4.    rights to sue for past, present or future infringements or violations thereof, in each case whether such Trademark is owned or licensed.

Exhibit IV-1

SECTION 2.1    Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any such application (or registration that issues therefrom) under applicable federal law.

SECTION 3.	SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.	RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES PATENT AND TRADEMARK OFFICE RECORD THIS TRADEMARK SECURITY AGREEMENT.

SECTION 5.	TERMINATION

This Agreement shall terminate and the lien on and security interest in the Trademark Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Trademark Collateral granted herein.

SECTION 6.	GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.	COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 8.	INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right

Exhibit IV-2

or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

[Remainder of page intentionally left blank]

Exhibit IV-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as the Collateral Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

Schedule A to

Exhibit IV

EXHIBIT V

TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 201[  ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Cortland Capital Market Services LLC, as Collateral Agent for the Secured Parties (in such capacity and together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to a Security Agreement, dated as of March 27, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.	DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.	GRANT OF SECURITY INTEREST

As security for the payment or performance in full of the Note Obligations, including the obligations arising pursuant to the Guaranty Agreement, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”); provided, that the Copyright Collateral shall not include any Excluded Assets:

1.    all Copyrights, including those listed on Schedule A hereto,

2.    renewals and extensions thereof,

3.    income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and

4.    rights to sue for past, present or future infringements or violations thereof, in each case whether such Copyright is owned or licensed.

Exhibit V-1

SECTION 3.	SECURITY AGREEMENT

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.	RECORDATION

EACH GRANTOR HEREBY AUTHORIZES AND REQUESTS THAT THE UNITED STATES COPYRIGHT OFFICE RECORD THIS COPYRIGHT SECURITY AGREEMENT.

SECTION 5.	TERMINATION

This Agreement shall terminate and the lien on and security interest in the Copyright Collateral shall be released upon the payment and performance of the Note Obligations (other than any outstanding indemnification obligations). Upon the termination of this Agreement, the Collateral Agent shall execute all documents, make all filings, take all other actions reasonably requested by the Grantors to evidence and record the release of the lien on and security interests in the Copyright Collateral granted herein.

SECTION 6.	GOVERNING LAW

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.	COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 8.	INTERCREDITOR AND SUBORDINATION AGREEMENT

Notwithstanding anything herein to the contrary, the priority of the Liens and the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor and Subordination Agreement. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement with respect to the priority of the Liens and the security Interest granted to the Collateral Agent pursuant to this Agreement or with respect to the exercise of any right or remedy by the Collateral Agent hereunder, the terms of the Intercreditor and Subordination Agreement shall govern and control.

Exhibit V-2

[Remainder of page intentionally left blank]

Exhibit V-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR], as Grantor

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as the Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

Schedule A to

Exhibit V